UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4651 Salisbury Road, Suite 533

Jacksonville, Florida 32256

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sherington Financing

On May 12, 2011, FNDS3000 Corp (the “Company”) sold 3,333,334 shares of Common Stock, $0.001 par value (the “Sherington May 2011 Shares”) and related common stock purchase warrants to acquire 3,333,334 shares of common stock (the “Sherington May 2011 Warrants”) at an exercise price of $0.30 to Sherington Holdings, LLC (“Sherington”) at a per share purchase price of $0.15 representing gross proceeds of $500,000 as more fully detailed below. This funding was provided pursuant to that certain Commitment Agreement dated October 19, 2010 whereby the Company agreed to sell and Sherington agreed to commit to purchase a prescribed pro rata portion of common stock of the Company in a private placement. The Company offered shares of the Company’s Common Stock in four tranches, the first tranche closed on October 19, 2010, the second tranche closed on January 24, 2011, and the third closed on March 7, 2011. The fourth and final tranche for $500,000 closed on May 12, 2011. Raymond Goldsmith, the Chairman, Chief Executive Officer and President of the Company, is also the Chairman and CEO of Sherington Holdings, LLC, which is a private investment company and the principal shareholder of the Company.

The Sherington May 2011 Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.30 per share. The exercise price of the Sherington May 2011 Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments, provisions for stock splits, stock dividends, recapitalizations and the like.

Further, the Company issued to Sherington a Eighth Amended and Restated Warrant (the “Eighth Warrant”), amending the number of shares that Sherington is entitled to from 14,553,891 shares to 15,838,768 shares. The Eighth Warrant provides that Sherington is entitled to purchase from the Company an aggregate of 15,838,768 shares of Common Stock of the Company at a price equal to $0.139 per share through December 31, 2013. Notwithstanding the foregoing, the Eighth Warrant is only exercisable by Sherington if and when there has occurred a full or partial exercise of any derivative securities of the Company outstanding as of July 1, 2009 (but excluding the securities held by Sherington), the 4,000,000 warrants issued to Bank Julius Baer & Co. Ltd. and the 1,000,000 warrants issued to Mr. Besuchet (collectively, the “Limited Derivative Securities”). Following the full or partial exercise of the Limited Derivative Securities, Sherington may only exercise the Eight Warrant so that Sherington may maintain a percentage ownership in the Company’s shares of common stock of approximately 61%. The exercise price of the Eighth Warrant is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments, provisions for stock splits, stock dividends, recapitalizations and the like.

On May 12, 2011, the Company and Sherington entered into that certain Amendment No. 9 (the “Ninth Amendment”) to the certain Registration Rights Agreement whereby the Company expanded the definition of Shares (as defined in the Sixth Amendment) to include, among other things, the Sherington May 2011 Shares and the shares issuable upon the exercise of the Sherington May 2011 Warrant.

The securities were offered and sold to Sherington in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. Sherington is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Increase to Authorized Shares

On May 12, 2011, the Company amended its certificate of incorporation to increase its authorized shares of common stock from 150,000,000 to 200,000,000 (the “Increase Amendment”). The Increase Amendment was approved by the board of directors as well as the shareholders holding a majority of the issued and outstanding shares of common stock pursuant to a written consent dated May 12, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation dated May 12, 2011

4.1	Private Placement Subscription Agreement by and between FNDS3000 Corp and Sherington Holdings, LLC dated May 12, 2011

4.2	Eighth Amended and Restated Warrant to Purchase Common Stock issued to Sherington Holdings, LLC dated May 12, 2011

4.3	Form of Warrant issued on May 12, 2011

4.4	Ninth Amendment to the Registration Rights Agreement, dated May 12, 2011, by and between FNDS3000 Corp and Sherington Holdings, LLC

4.5	Commitment Agreement between FNDS3000 Corp and Sherington Holdings, LLC dated October 19, 2010 (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: May 18, 2011	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial and Accounting Officer